Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 7, 2023, relating to the consolidated financial statements of Momentus, Inc., for the year ended December 31, 2022.  We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Armanino LLP
ArmaninoLLP
San Ramon, California

October 18, 2024